Exhibit (c)8

Citigroup Global Markets Inc. | Corporate and Investment Banking March 2019 Project Prairie Step 2 Financing Alternatives

Executive Summary

Key Objectives

- Determine optimal capital structure for Prairie 2.0
  - Cost / rate optimization
  - Financial flexibility
- Limit system leverage to 5.5x – 6.0x
  - At 6.0x; ~$500mm of additional debt possible
- Expected liquidity needs over **two** years:
  - ~$1.0bn growth capex
  - $490mm free cash flow(1)
  - $23mm required amortization from existing HoldCo Term Loan B
- Expected equity needs for Prairie 2.0 of ~$4.0bn
  - $400mm open market purchases
  - $1.0-1.5bn GIC / Enagás participation
  - $2.1-2.6bn new equity capital

Current Capitalization Table

Facility	Size	Availability	Rate	Constraints
($mm)				
Prairie Holdco				
Prairie HoldCo Term Loan B	$1,155	$200(2)	L+475bps	>5.75x TGE consolidated look through leverage covenant (including REX @ share) equates to $1.4bn incremental debt capacity (including RCF draws)
Prairie HoldCo Total	**$1,155**	**$200**		
REX (@ 75% Share)				
Term Loan due 2020	$394	-	ND	No Dividend Blockers
2020 Senior Notes	563	-	5.625%	No Dividend Blockers
2038 Senior Notes	188	-	7.500	No Dividend Blockers
2040 Senior Notes	375	-	6.875	No Dividend Blockers
REX Total (@ 75% Share)	**$1,519**	**$0**		
Tallgrass				
TGE RCF	$2,250	$1,025	Revolver Grid	Dividend Blockers: RCF subject to >3.75x Secured Leverage(3) / >5.50x Total Leverage(3) / <2.50x Interest Coverage(3) equates to $2.1bn incremental OpCo debt capacity under existing maintenance covenants
2023 Senior Notes	500	-	4.750%	No Dividend Blockers
2024 Senior Notes	750	-	5.500	Dividend Blocker: >1.75x FCCR(3)
2028 Senior Notes	750	-	5.500	No Dividend Blockers
Tallgrass Total	**$4,250**	**$1,025**		
Total Consolidated Debt	**$6,924**	**$1,225**		

Source: Blackstone forecast, Company filings.
(1) Free cash flow defined as cash available for dividends less growth capex.
(2) Term Loan B uncommitted accordion feature.
(3) Deconsolidated at TGE metrics. Excludes REX debt and EBITDA, includes distributions from REX.

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Prairie 2.0 Financing Options

	Description	Borrowing Amt. ($mm)	Rate	Fees (%)	Estimated Financing Fees ($mm)	Total Annual Cash Interest ($mm)[1]	Total Equity Required ($bn)[2]	Pros / Cons
1 100% Equity (5.5x Initial Total Leverage)	100% Equity Financed Purchase	--	--	--	--	$270	$3.8 – $4.5	▲ Preserves 5.5x leverage proportionally through the HoldCo level ▲ Preserves flexibility in the structure to allow for future additional Holdco / OpCo debt ▲ Results in no additional financing costs or interest expense in the structure ▲ Requires no debt repayment ▼ Requires substantial equity investment – no benefit of additional leverage ▼ HoldCo term loan remains – continues to restrict leverage at the OpCo to 5.75x proportional leverage (inclusive of RCF / deemed RCF amounts) ▼ Higher cost of capital with HoldCo term loan vs. OpCo financings
2 Incremental OpCo & HoldCo Debt (6.0x Initial Total Leverage)	Incremental HoldCo Debt (Accordion Feature)	$200	L+475bps	2.25% Financing Fees 99.25 OID	$6	$299	$3.3 – $4.0	▲ Additional ~$500mm of debt reduces total amount of incremental equity required ▲ Requires no existing repayment – utilizes add-on capabilities within the current capital structure ▼ Utilizes revolver capacity / reduces OpCo liquidity ▼ Due to the 5.75x HoldCo covenant, financing at OpCo will restrict RCF availability ▼ Results in additional financing costs / interest expense ▼ HoldCo term loan remains – which continues to restrict leverage at the OpCo to 5.75x proportional leverage (inclusive of RCF / deemed RCF amounts) ▼ Higher cost of capital with HoldCo term loan vs. OpCo financings
	Incremental TGE RCF Draw	$300	L + 225bps	--	--			
3 100% OpCo Debt (5.1x Initial Total Leverage)	OpCo Term Loan B	$700	L+300bps	2.00% Financing Fees 99.00 OID	$21	$229	$4.3 – $4.9	▲ Consolidates and simplifies structure and eliminates HoldCo term loan (which removes the 5.75x leverage restriction) ▲ Lower cost of capital with all OpCo structure ▼ OpCo term loan facility may put pressure on RCF sizing ▼ Results in additional financing costs / interest expense (depending on final structure, may result in lower costs if executed with substantial OpCo term loan) ▼ Additional leverage at OpCo likely to put some pressure on ratings / future funding costs of OpCo ▼ Largest equity check

Source: Total leverage based on total system debt / 2019E EBITDA.
(1) Total cash interest based on 2019 figures.
(2) Range based on illustrative $24.00 – $28.00 per share purchase price.

2

Prairie 2.0 Leverage Comparison Total System Leverage(1) Consolidated TGE Leverage(2) TGE RCF Covenant Total Leverage Covenant: 5.50x 1 6.1x 6.2x HoldCo Covenant: 5.75x Senior Secured Covenant: 3.75x 5.9x 5.0x 5.2x 100% Equity 4.8x 4.0x 4.3x (5.5x Initial 3.7x Total Leverage) 2.0x 1.7x 1.6x 2019E 2020E 2021E 2019E 2020E 2021E 2019E 2020E 2021E 2 Total Leverage Covenant: 5.50x 6.3x 6.6x 6.7x HoldCo Covenant: 5.75x Incremental 5.3x 5.5x Senior Secured Covenant: 3.75x OpCo & 5.1x 4.4x 4.6x HoldCo Debt 4.0x (6.0x Initial Total 2.3x Leverage) 2.0x 1.9x 2019E 2020E 2021E 2019E 2020E 2021E 2019E 2020E 2021E Total Leverage Covenant: 5.50x 3 6.0x Senior Secured Covenant: 3.75x 5.8x 6.0x 5.8x 100% OpCo 5.5x 5.5x 4.8x 5.1x 4.5x Debt (5.1x Initial 2.8x Total 2.4x 2.4x Leverage) 2019E 2020E 2021E 2019E 2020E 2021E 2019E 2020E 2021E (1) End of Year debt / EBITDA, proportionately consolidated for REX. Includes HoldCo term loan at 100% equity collateralization. Secured Leverage Total Leverage 3 (2) End of Year debt / EBITDA, proportionately consolidated for REX.

1. 100% Equity

Transaction Overview – 100% Equity

Assumptions

- Illustrative transaction date of 1/1/2019
- Blackstone acquires the remaining 56% of TGE for a total consideration of $4,139mm
  - $4,139mm for LP stake [$26.00] per share for the 159.2mm remaining shares
  - Blackstone pro forma equity ownership of 100%
- Dividend profile based on 5% annual growth consistent with Prairie 1.0 DPS forecast
- Assumes Senior Notes issuance of $750mm with an interest rate of 7.00% in 2021 and 2023, with proceeds used to pay down revolver
- $10mm in transaction costs

Sources and Uses

Sources & Uses		
Transaction Sources	**($mm)**	**(%)**
Incremental Equity	$4,149	100%
Total Sources	$4,149	100%
Transaction Uses	**($mm)**	**(%)**
Purchase of 56.2% of TGE Equity	$4,139	100%
Transaction Costs	10	0
Total Uses	$4,149	100%

Sensitivity Analysis

Purchase Price	Implied Premium[4]	Equity Requirement	Debt / Capitalization
$24.00	(0.2%)	$3,831	46.5%
25.00	4.0	3,990	45.4
26.00	8.1	4,149	44.5
27.00	12.3	4,309	43.5
28.00	16.4	4,468	42.6

Pro Forma Capitalization
(at 1/1/2019)

TGE			PF	
($mm)	SA	Adj.	44% TGE[3]	100% TGE[3]
Proportionate REX Debt	$1,519	--	$1,519	$1,519
Total Proportionate Subsidiary Debt	**$1,519**		**$1,519**	**$1,519**
TGE Revolving Credit Facility	1,224	--	1,224	1,224
Total Secured Debt	**$1,224**		**$1,224**	**$1,224**
4.750% Senior Notes Due 2023	500	--	500	500
5.500% Senior Notes Due 2024	750	--	750	750
5.500% Senior Notes Due 2028	750	--	750	750
Total Debt	**$4,743**		**$4,743**	**$4,743**
Cash & Cash Equivalents	(10)	--	(10)	(10)
Net Debt	**$4,733**		**$4,733**	**$4,733**
Common Equity (Market Value)[2]	6,813	552	7,366	7,366
Total Capitalization	**$11,556**		**$12,108**	**$12,108**
HoldCo				
New Term Loan	1,155		1,155	1,155
HoldCo Total Debt	**$1,155**		**$1,155**	**$1,155**
HoldCo Equity	**2,236**		2,236	6,385
HoldCo Capitalization	**$3,391**		**$3,391**	**$7,540**
Credit Stats				
HoldCo Total Debt	**$1,155**		**$1,155**	**$1,155**
Debt Service Reserve Account	**(55)**		(55)	(55)
HoldCo Net Debt	**$1,100**		**$1,100**	**$1,100**
Q4 2018 Annualized Distribution	*$258*		*$258*	*$589*
2018E Distributions	*250*		*250*	*571*
2019E Distributions	*259*		*259*	*592*
HoldCo Net Debt / Q4 2018E Annualized Distribution	*4.3x*		*4.3x*	*1.9x*
HoldCo Net Debt / 2018E EBITDA	*4.4*		*4.4*	*1.9*
HoldCo Net Debt / 2019E EBITDA	*4.2*		*4.2*	*1.9*
2019E Interest Coverage	*2.8*		*2.8*	*6.3*
Total Debt / Total Capitalization	*34.1%*		*34.1%*	*15.3%*
HoldCo Consolidated Debt (Proportionate TGE + HoldCo)	**$3,232**		**$5,898**	**$5,898**
2018E EBITDA @ HoldCo Share	*$434*		*$990*	*$990*
2018E Run-Rate EBITDA @ HoldCo Share[1]	*450*		*1,027*	*1,027*
2019E EBITDA @ HoldCo Share	*468*		*1,069*	*1,069*
Total Debt / 2018E EBITDA	*7.5x*		*6.0x*	*6.0x*
Total Debt / 2018E Run-Rate EBITDA[1]	*7.2*		*5.7*	*5.7*
Total Debt / 2019E EBITDA	*6.9*		*5.5*	*5.5*
Total Debt / Total Capitalization	*46.4%*		*44.5%*	*44.5%*

Note: "Blackstone" includes investor group including GIC and other LPs.
Source: Blackstone forecast, Company filings, Citi estimates, Wall Street Research, and FactSet. Market Data as of 3/15/2019.
(1) Run-rate EBITDA includes $58mm of EBITDA adjustments to reflect full year impact of 2018 acquisitions and ramp of GP&T and Cheyenne Connector.
(2) Pro forma market value of equity rebased to new purchase price of $26 / share.
(3) Metrics include 44% and 100% of TGE equity contributed as collateral to HoldCo, respectively.
(4) Based on current TGE price of $24.05 as of 3/15/2019.

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Pro Forma HoldCo Projections (44% TGE Shares at HoldCo) ($mm) 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E Total HoldCo Distributions $250 $259 $272 $286 $300 $315 $331 $347 (–) Interest Expense on Term Loan (82) (85) (85) (84) (83) (82) (81) Levered Free Cash Flow $177 $187 $201 $216 $233 $249 $266 Cumulative Levered Free Cash Flow $177 $365 $565 $781 $1,014 $1,263 $1,529 (–) Mandatory Amortization (12) (12) (12) (12) (12) (12) (12) (–) Cash Sw eep(1) 0 0 0 0 0 0 0 Total Cash to Sponsor $166 $176 $189 $205 $221 $238 $255 Check -——————- EOP Cash Balance $55 $221 $396 $585 $790 $1,011 $1,249 $1,503 DSRA Cash Balance 55 55 0 0 0 0 0 0 EOP Step 1 Term Loan Balance $1,155 $1,143 $1,132 $1,120 $1,109 $1,097 $1,086 $1,074 EOP Step 2 Term Loan Balance 0 0 0 0 0 0 0 0 HoldCo EOP Debt Balance $1,155 $1,143 $1,132 $1,120 $1,109 $1,097 $1,086 $1,074 HoldCo Standalone EOP Net Debt Balance 1,100 923 735 535 319 86 (163) (429) Sponsor Total Debt / Dist. Received 4.6x 4.4x 4.2x 3.9x 3.7x 3.5x 3.3x 3.1x Sponsor Net Debt / Dist. Received 4.4x 3.6x 2.7x 1.9x 1.1x 0.3x (0.5x) (1.2x) Leverage Metrics Interest Rate (L + 475) 7.1% 7.5% 7.6% 7.5% 7.5% 7.5% 7.5% HoldCo Ow nership in OpCo 43.8 43.8 43.8 43.8 43.8 43.8 43.8 43.8 HoldCo Share of OpCo EOP Debt Balance $2,077 $2,245 $2,394 $2,566 $2,698 $2,837 $2,977 $3,125 HoldCo Share of OpCo Asset EBITDA 434 468 475 491 518 547 562 580 HoldCo Consolidated EOP Debt Balance $3,232 $3,389 $3,526 $3,687 $3,806 $3,934 $4,063 $4,200 HoldCo Consolidated EOP Net Debt Balance 3,173 3,164 3,125 3,097 3,012 2,919 2,810 2,692 HoldCo Consolidated EOP Debt Balance / HoldCo Share of OpCo Asset EBITDA 7.5x 7.2x 7.4x 7.5x 7.3x 7.2x 7.2x 7.2x HoldCo Consolidated EOP Net Debt Balance / HoldCo Share of OpCo Asset EBITDA 7.3 6.8 6.6 6.3 5.8 5.3 5.0 4.6 Citi Classification Metrics Interest Coverage Ratio(2) 2.8x 2.8x 3.0x 3.1x 3.3x 3.6x 3.7x Cumulative Free Cash Flow as % of Initial Debt(3) 15.3% 36.3% 53.7% 72.4% 92.5% 114.1% 137.2% Source: Blackstone forecast. 2018E projections include pro forma transaction entry balances. Market data as of 3/15/2019. (1) Assumes no cash sweep. 5 (2) Total HoldCo distributions / (interest plus amortization). (3) Includes DSRA release.

Pro Forma HoldCo Projections (100% TGE Shares at HoldCo) ($mm) 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E Total HoldCo Distributions $571 $592 $622 $653 $685 $720 $755 $793 (–) Interest Expense on Term Loan (82) (85) (85) (84) (83) (82) (81) Levered Free Cash Flow $510 $537 $567 $601 $637 $674 $712 Cumulative Levered Free Cash Flow $510 $1,047 $1,614 $2,215 $2,852 $3,526 $4,238 (–) Mandatory Amortization (12) (12) (12) (12) (12) (12) (12) (–) Cash Sw eep(1) 0 0 0 0 0 0 0 Total Cash to Sponsor $498 $525 $556 $590 $625 $662 $701 Check -——————- EOP Cash Balance $55 $553 $1,078 $1,634 $2,224 $2,849 $3,512 $4,212 DSRA Cash Balance 55 0 0 0 0 0 0 0 EOP Step 1 Term Loan Balance $1,155 $1,143 $1,132 $1,120 $1,109 $1,097 $1,086 $1,074 EOP Step 2 Term Loan Balance 0 0 0 0 0 0 0 0 HoldCo EOP Debt Balance $1,155 $1,143 $1,132 $1,120 $1,109 $1,097 $1,086 $1,074 HoldCo Standalone EOP Net Debt Balance 1,100 590 53 (514) (1,115) (1,752) (2,426) (3,138) Sponsor Total Debt / Dist. Received 2.0x 1.9x 1.8x 1.7x 1.6x 1.5x 1.4x 1.4x Sponsor Net Debt / Dist. Received 1.9x 1.0x 0.1x (0.8x) (1.6x) (2.4x) (3.2x) (4.0x) Leverage Metrics Interest Rate (L + 475) 7.1% 7.5% 7.6% 7.5% 7.5% 7.5% 7.5% HoldCo Ow nership in OpCo 100.0 100.0 100.0 100.0 100.0 100.0 100.0 100.0 HoldCo Share of OpCo EOP Debt Balance $4,743 $5,126 $5,466 $5,859 $6,159 $6,477 $6,798 $7,136 HoldCo Share of OpCo Asset EBITDA 990 1,069 1,084 1,121 1,183 1,249 1,283 1,324 HoldCo Consolidated EOP Debt Balance $5,898 $6,269 $6,598 $6,979 $7,268 $7,574 $7,883 $8,210 HoldCo Consolidated EOP Net Debt Balance 5,833 5,706 5,510 5,336 5,034 4,715 4,362 3,988 HoldCo Consolidated EOP Debt Balance / HoldCo Share of OpCo Asset EBITDA 6.0x 5.9x 6.1x 6.2x 6.1x 6.1x 6.1x 6.2x HoldCo Consolidated EOP Net Debt Balance / HoldCo Share of OpCo Asset EBITDA 5.9 5.3 5.1 4.8 4.3 3.8 3.4 3.0 Citi Classification Metrics Interest Coverage Ratio(2) 6.3x 6.4x 6.7x 7.2x 7.6x 8.1x 8.6x Cumulative Free Cash Flow as % of Initial Debt(3) 48.9% 95.4% 144.5% 196.5% 251.7% 310.0% 371.7% Source: Blackstone forecast. 2018E projections include pro forma transaction entry balances. Market data as of 3/15/2019. (1) Assumes no cash sweep. 6 (2) Total HoldCo distributions / (interest plus amortization). (3) Includes DSRA release.

TGE Standalone Projections

($mm)	2018E	2019E	2020E	2021E	2022E	2023E	2024E	2025E
REX EBITDA @ Share		$555	$490	$467	$461	$461	$425	$397
PXP EBITDA		309	291	283	283	280	282	284
Natural Gas Pipeline EBITDA		79	90	90	90	90	90	90
G, P & T EBITDA		136	167	167	167	167	167	167
Seahorse EBITDA		0	0	0	0	0	0	0
Other Growth / Acquisitions EBITDA		0	56	125	193	262	330	399
KMI JV Incremental EBITDA		0	0	0	0	0	0	0
Corporate G&A		(10)	(10)	(11)	(11)	(11)	(12)	(12)
Total EBITDA	**$990**	**$1,069**	**$1,084**	**$1,121**	**$1,183**	**$1,249**	**$1,283**	**$1,324**
YoY Growth	--	8.0%	1.4%	3.4%	5.5%	5.5%	2.7%	3.2%
(Less): Maintenance Capex	($22)	($32)	($35)	($36)	($36)	($36)	($40)	($43)
(Less): Interest Expense	(161)	(188)	(208)	(247)	(245)	(281)	(278)	(294)
(Less): REX DCF Adj. @ Share	(120)	(96)	(105)	(105)	(105)	(105)	(105)	(105)
Cash Available for Dividends	**$687**	**$753**	**$736**	**$733**	**$798**	**$826**	**$860**	**$882**
Coverage (x)	**1.20x**	**1.27x**	**1.18x**	**1.12x**	**1.16x**	**1.15x**	**1.14x**	**1.11x**
Coverage ($)	$116	$161	$114	$80	$112	$106	$105	$89
Total Dividends Paid	**$571**	**$592**	**$622**	**$653**	**$685**	**$720**	**$755**	**$793**
YoY Growth	--	3.6%	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%
Growth Capex	$405	$544	$455	$461	$400	$400	$400	$400
REX Debt @ Share	1,519	1,519	1,519	1,519	1,519	1,519	1,519	1,519
Revolver Balance	1,224	1,607	1,948	1,579	1,866	1,410	1,706	2,017
TGE Debt (End of Period)	3,224	3,607	3,948	4,329	4,616	4,910	5,206	5,517
Total Proportionate TGE Debt (End of Period)[1]	4,743	5,126	5,466	5,847	6,135	6,429	6,724	7,035
Total Proportionate Debt / EBITDA[1]	4.8x	4.8x	5.0x	5.2x	5.2x	5.1x	5.2x	5.3x

Covenant Calculations

	Metric	2018E	2019E	2020E	2021E	2022E	2023E	2024E	2025E
TGE 2024 Notes									
FCCR	1.75x	5.40x	5.18x	4.71x	4.11x	4.41x	4.06x	4.23x	4.14x
TGE Revolving Credit Facility									
Max Senior Secured Leverage Ratio[2]	3.75x	1.41x	1.65x	1.99x	1.55x	1.73x	1.23x	1.45x	1.65x
Max Total Leverage Ratio[2]	5.50	3.70	3.71	4.03	4.26	4.28	4.29	4.42	4.52
Min. Interest Coverage Ratio[2]	2.50	5.40	5.18	4.71	4.11	4.41	4.06	4.23	4.14
OpCo/JV Incurrence Test									
Max Proportionate Leverage Ratio[1]	5.75x	4.79x	4.79x	5.04x	5.22x	5.18x	5.15x	5.24x	5.31x

Source: Blackstone forecast. 2018E projections include pro forma transaction entry balances. Market data as of 3/15/2019.
(1) Includes proportionate REX debt and EBITDA.
(2) Max Senior Leverage Ratio calculated as Secured Debt / Deconsolidated EBITDA. Max Total Leverage Ratio calculated as TGE Debt / Deconsolidated EBITDA (TGE EBITDA plus REX Distributions). Min. Interest Coverage Ratio calculated as Deconsolidated EBITDA / Cash Interest Expense. Deconsolidated EBITDA is Proportionate EBITDA less REX DCF.

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2. Incremental HoldCo and OpCo Debt

Transaction Overview – Incremental HoldCo and OpCo Debt

Assumptions

- Illustrative transaction date of 1/1/2019
- Blackstone acquires the remaining 56% of TGE for a total consideration of $4,139mm
  - $4,139mm for LP stake [$26.00] per share for the 159.2mm remaining shares
  - Blackstone pro forma equity ownership of 100%
- Blackstone issues incremental $200mm of HoldCo Term Loan (via accordion feature) at original loan terms (L+475 , 99.25 OID, 2.25% fees)
  - Incremental DSRA of $10mm
- Tallgrass draws $300mm on revolver targeting 6.0x total proportional leverage
- Dividend profile based on 5% annual growth profile consistent with Prairie 1.0 DPS forecast
- Assumes Senior Notes issuance of $750mm with an interest rate of 7.00% in 2021 and 2023, with proceeds used to pay down revolver
- $10mm in transaction costs; $6mm in financing fees

Sources and Uses

Sources & Uses		
Transaction Sources	**($mm)**	**(%)**
Incremental Equity	$3,665	88%
TGE Revolving Credit Facility Draw	300	7
Incremental HoldCo Term Loan	200	5
Total Sources	**$4,165**	**100%**
Transaction Uses	**($mm)**	**(%)**
Purchase of 56.2% of TGE Equity	$4,139	99%
Incremental DSRA	10	0
Financing Fees (Issuance Fees)	6	0
Transaction Costs	10	0
Total Uses	**$4,165**	**100%**

Sensitivity Analysis

Purchase Price	Implied Premium[4]	Equity Requirement	Debt / Capitalization
$24.00	(0.2%)	$3,347	48.5%
25.00	4.0	3,506	47.5
26.00	8.1	3,665	46.5
27.00	12.3	3,825	45.5
28.00	16.4	3,984	44.6

Pro Forma Capitalization

(at 1/1/2019)

TGE			PF	
($mm)	SA	Adj.	44% TGE[3]	100% TGE[3]
Proportionate REX Debt	$1,519	--	$1,519	$1,519
Total Proportionate Subsidiary Debt	**$1,519**		**$1,519**	**$1,519**
TGE Revolving Credit Facility	1,224	300	1,524	1,524
Total Secured Debt	**$1,224**		**$1,524**	**$1,524**
4.750% Senior Notes Due 2023	500	--	500	500
5.500% Senior Notes Due 2024	750	--	750	750
5.500% Senior Notes Due 2028	750	--	750	750
Total Debt	**$4,743**		**$5,043**	**$5,043**
Cash & Cash Equivalents	(10)	--	(10)	(10)
Net Debt	**$4,733**		**$5,033**	**$5,033**
Common Equity (Market Value)[2]	6,813	552	7,366	7,366
Total Capitalization	**$11,556**		**$12,408**	**$12,408**
HoldCo				
New Term Loan	1,155		1,355	1,355
HoldCo Total Debt	**$1,155**		**$1,355**	**$1,355**
HoldCo Equity	**2,236**		2,236	5,901
HoldCo Capitalization	**$3,391**		**$3,591**	**$7,256**
Credit Stats				
HoldCo Total Debt	**$1,155**		**$1,355**	**$1,355**
Debt Service Reserve Account	**(55)**		(65)	(65)
HoldCo Net Debt	**$1,100**		**$1,290**	**$1,290**
Q4 2018 Annualized Distribution	*$258*		*$258*	*$589*
2018E Distributions	*250*		*250*	*571*
2019E Distributions	*259*		*259*	*592*
HoldCo Net Debt / Q4 2018E Annualized Distribution	*4.3x*		*5.0x*	*2.2x*
HoldCo Net Debt / 2018E EBITDA	*4.4*		*5.2*	*2.3*
HoldCo Net Debt / 2019E EBITDA	*4.2*		*5.0*	*2.2*
2019E Interest Coverage	*2.8*		*5.4*	*5.4*
Total Debt / Total Capitalization	*34.1%*		*37.7%*	*18.7%*
HoldCo Consolidated Debt (Proportionate TGE + HoldCo)	**$3,232**		**$6,398**	**$6,398**
2018E EBITDA @ HoldCo Share	*$434*		*$990*	*$990*
2018E Run-Rate EBITDA @ HoldCo Share[1]	*450*		*1,027*	*1,027*
2019E EBITDA @ HoldCo Share	*468*		*1,069*	*1,069*
Total Debt / 2018E EBITDA	*7.5x*		*6.5x*	*6.5x*
Total Debt / 2018E Run-Rate EBITDA[1]	*7.2*		*6.2*	*6.2*
Total Debt / 2019E EBITDA	*6.9*		*6.0*	*6.0*
Total Debt / Total Capitalization	*46.4%*		*46.5%*	*46.5%*

Note: "Blackstone" includes investor group including GIC and other LPs.
Source: Blackstone forecast, Company filings, Citi estimates, Wall Street Research, and FactSet. Market Data as of 3/15/2019.
(1) Run-rate EBITDA includes $58mm of EBITDA adjustments to reflect full year impact of 2018 acquisitions and ramp of GP&T and Cheyenne Connector.
(2) Pro forma market value of equity rebased to new purchase price of $26 / share.
(3) Metrics include 44% and 100% of TGE equity contributed as collateral to HoldCo, respectively.
(4) Based on current TGE price of $24.05 as of 3/15/2019.

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Pro Forma HoldCo Projections (44% TGE Shares at HoldCo) ($mm) 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E Total HoldCo Distributions $250 $259 $272 $286 $300 $315 $331 $347 (–) Interest Expense on Term Loan (96) (100) (100) (99) (97) (96) (95) Levered Free Cash Flow $163 $173 $186 $202 $218 $235 $252 Cumulative Levered Free Cash Flow $163 $336 $521 $723 $941 $1,176 $1,429 (–) Mandatory Amortization (14) (14) (14) (14) (14) (14) (14) (–) Cash Sw eep(1) 0 0 0 0 0 0 0 Total Cash to Sponsor $150 $159 $172 $188 $205 $222 $239 Check -——————- EOP Cash Balance $65 $215 $374 $546 $734 $938 $1,160 $1,399 DSRA Cash Balance 65 65 0 0 0 0 0 0 EOP Step 1 Term Loan Balance $1,355 $1,341 $1,328 $1,314 $1,301 $1,287 $1,274 $1,260 EOP Step 2 Term Loan Balance 0 0 0 0 0 0 0 0 HoldCo EOP Debt Balance $1,355 $1,341 $1,328 $1,314 $1,301 $1,287 $1,274 $1,260 HoldCo Standalone EOP Net Debt Balance 1,290 1,127 954 769 567 349 114 (139) Sponsor Total Debt / Dist. Received 5.4x 5.2x 4.9x 4.6x 4.3x 4.1x 3.8x 3.6x Sponsor Net Debt / Dist. Received 5.2x 4.3x 3.5x 2.7x 1.9x 1.1x 0.3x (0.4x) Leverage Metrics Interest Rate (L + 475) 7.1% 7.5% 7.6% 7.5% 7.5% 7.5% 7.5% HoldCo Ow nership in OpCo 43.8 43.8 43.8 43.8 43.8 43.8 43.8 43.8 HoldCo Share of OpCo EOP Debt Balance $2,209 $2,383 $2,540 $2,719 $2,858 $3,006 $3,155 $3,312 HoldCo Share of OpCo Asset EBITDA 434 468 475 491 518 547 562 580 HoldCo Consolidated EOP Debt Balance $3,564 $3,725 $3,867 $4,033 $4,159 $4,293 $4,429 $4,573 HoldCo Consolidated EOP Net Debt Balance 3,494 3,506 3,490 3,483 3,421 3,350 3,264 3,170 HoldCo Consolidated EOP Debt Balance / HoldCo Share of OpCo Asset EBITDA 8.2x 8.0x 8.1x 8.2x 8.0x 7.8x 7.9x 7.9x HoldCo Consolidated EOP Net Debt Balance / HoldCo Share of OpCo Asset EBITDA 8.1 7.5 7.4 7.1 6.6 6.1 5.8 5.5 Citi Classification Metrics Interest Coverage Ratio(2) 2.4x 2.4x 2.5x 2.7x 2.9x 3.0x 3.2x Cumulative Free Cash Flow as % of Initial Debt(3) 12.0% 29.6% 43.3% 58.2% 74.3% 91.6% 110.2% Source: Blackstone forecast. 2018E projections include pro forma transaction entry balances. Market data as of 3/15/2019. (1) Assumes no cash sweep. 9 (2) Total HoldCo distributions / (interest plus amortization). (3) Includes DSRA release.

Pro Forma HoldCo Projections (100% TGE Shares at HoldCo) ($mm) 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E Total HoldCo Distributions $571 $592 $622 $653 $685 $720 $755 $793 (–) Interest Expense on Term Loan (96) (100) (100) (99) (97) (96) (95) Levered Free Cash Flow $496 $522 $553 $587 $623 $660 $698 Cumulative Levered Free Cash Flow $496 $1,018 $1,570 $2,157 $2,779 $3,439 $4,137 (–) Mandatory Amortization (14) (14) (14) (14) (14) (14) (14) (–) Cash Sw eep(1) 0 0 0 0 0 0 0 Total Cash to Sponsor $482 $508 $539 $573 $609 $646 $684 Check -——————- EOP Cash Balance $65 $547 $1,056 $1,594 $2,168 $2,777 $3,423 $4,107 DSRA Cash Balance 65 0 0 0 0 0 0 0 EOP Step 1 Term Loan Balance $1,355 $1,341 $1,328 $1,314 $1,301 $1,287 $1,274 $1,260 EOP Step 2 Term Loan Balance 0 0 0 0 0 0 0 0 HoldCo EOP Debt Balance $1,355 $1,341 $1,328 $1,314 $1,301 $1,287 $1,274 $1,260 HoldCo Standalone EOP Net Debt Balance 1,290 794 272 (280) (867) (1,489) (2,149) (2,847) Sponsor Total Debt / Dist. Received 2.4x 2.3x 2.1x 2.0x 1.9x 1.8x 1.7x 1.6x Sponsor Net Debt / Dist. Received 2.3x 1.3x 0.4x (0.4x) (1.3x) (2.1x) (2.8x) (3.6x) Leverage Metrics Interest Rate (L + 475) 7.1% 7.5% 7.6% 7.5% 7.5% 7.5% 7.5% HoldCo Ow nership in OpCo 100.0 100.0 100.0 100.0 100.0 100.0 100.0 100.0 HoldCo Share of OpCo EOP Debt Balance $5,043 $5,441 $5,798 $6,208 $6,525 $6,862 $7,203 $7,563 HoldCo Share of OpCo Asset EBITDA 990 1,069 1,084 1,121 1,183 1,249 1,283 1,324 HoldCo Consolidated EOP Debt Balance $6,398 $6,783 $7,126 $7,522 $7,826 $8,150 $8,477 $8,823 HoldCo Consolidated EOP Net Debt Balance 6,323 6,226 6,061 5,918 5,649 5,363 5,044 4,706 HoldCo Consolidated EOP Debt Balance / HoldCo Share of OpCo Asset EBITDA 6.5x 6.3x 6.6x 6.7x 6.6x 6.5x 6.6x 6.7x HoldCo Consolidated EOP Net Debt Balance / HoldCo Share of OpCo Asset EBITDA 6.4 5.8 5.6 5.3 4.8 4.3 3.9 3.6 Citi Classification Metrics Interest Coverage Ratio(2) 5.4x 5.5x 5.7x 6.1x 6.5x 6.9x 7.3x Cumulative Free Cash Flow as % of Initial Debt(3) 41.4% 79.9% 120.7% 164.0% 209.9% 258.6% 310.1% Source: Blackstone forecast. 2018E projections include pro forma transaction entry balances. Market data as of 3/15/2019. (1) Assumes no cash sweep. 10 (2) Total HoldCo distributions / (interest plus amortization). (3) Includes DSRA release.

TGE Standalone Projections

($mm)		2018E	2019E	2020E	2021E	2022E	2023E	2024E	2025E
REX EBITDA @ Share			$555	$490	$467	$461	$461	$425	$397
PXP EBITDA			309	291	283	283	280	282	284
Natural Gas Pipeline EBITDA			79	90	90	90	90	90	90
G, P & T EBITDA			136	167	167	167	167	167	167
Seahorse EBITDA			0	0	0	0	0	0	0
Other Growth / Acquisitions EBITDA			0	56	125	193	262	330	399
KMI JV Incremental EBITDA			0	0	0	0	0	0	0
Corporate G&A			(10)	(10)	(11)	(11)	(11)	(12)	(12)
Total EBITDA		**$990**	**$1,069**	**$1,084**	**$1,121**	**$1,183**	**$1,249**	**$1,283**	**$1,324**
YoY Growth		--	8.0%	1.4%	3.4%	5.5%	5.5%	2.7%	3.2%
(Less): Maintenance Capex		($22)	($32)	($35)	($36)	($36)	($36)	($40)	($43)
(Less): Interest Expense		(161)	(203)	(224)	(276)	(275)	(324)	(324)	(343)
(Less): REX DCF Adj. @ Share		(120)	(96)	(105)	(105)	(105)	(105)	(105)	(105)
Cash Available for Dividends		**$687**	**$738**	**$720**	**$704**	**$768**	**$783**	**$815**	**$834**
Coverage (x)		**1.20x**	**1.25x**	**1.16x**	**1.08x**	**1.12x**	**1.09x**	**1.08x**	**1.05x**
Coverage ($)		$116	$146	$98	$51	$82	$63	$59	$40
Total Dividends Paid		**$571**	**$592**	**$622**	**$653**	**$685**	**$720**	**$755**	**$793**
YoY Growth		--	3.6%	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%
Growth Capex		$405	$544	$455	$461	$400	$400	$400	$400
REX Debt @ Share		1,519	1,519	1,519	1,519	1,519	1,519	1,519	1,519
Revolver Balance		1,524	1,922	2,279	1,939	2,257	1,844	2,184	2,544
TGE Debt (End of Period)		3,524	3,922	4,279	4,689	5,007	5,344	5,684	6,044
Total Proportionate TGE Debt (End of Period)[(1)]		5,043	5,441	5,798	6,208	6,525	6,862	7,203	7,563
Total Proportionate Debt / EBITDA[(1)]		5.1x	5.1x	5.3x	5.5x	5.5x	5.5x	5.6x	5.7x
Covenant Calculations									
TGE 2024 Notes	Metric								
FCCR	1.75x	5.40x	4.79x	4.37x	3.68x	3.93x	3.52x	3.64x	3.56x
TGE Revolving Credit Facility									
Max Senior Secured Leverage Ratio[(2)]	3.75x	1.75x	1.98x	2.33x	1.91x	2.09x	1.61x	1.85x	2.09x
Max Total Leverage Ratio[(2)]	5.50	4.05	4.03	4.37	4.61	4.64	4.67	4.83	4.96
Min. Interest Coverage Ratio[(2)]	2.50	5.40	4.79	4.37	3.68	3.93	3.52	3.64	3.56
OpCo/JV Incurrence Test									
Max Proportionate Leverage Ratio[(1)]	5.75x	5.09x	5.09x	5.35x	5.54x	5.51x	5.50x	5.61x	5.71x

Source: Blackstone forecast. 2018E projections include pro forma transaction entry balances. Market data as of 3/15/2019.
(1) Includes proportionate REX debt and EBITDA.
(2) Max Senior Leverage Ratio calculated as Secured Debt / Deconsolidated EBITDA. Max Total Leverage Ratio calculated as TGE Debt / Deconsolidated EBITDA (TGE EBITDA plus REX Distributions). Min. Interest Coverage Ratio calculated as Deconsolidated EBITDA / Cash Interest Expense. Deconsolidated EBITDA is Proportionate EBITDA less REX DCF.

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3. 100% OpCo Debt

Transaction Overview – 100% OpCo Debt

Assumptions

- Illustrative transaction date of 1/1/2019
- Blackstone acquires the remaining 56% of TGE for a total consideration of $4,139mm
  - $4,139mm for LP stake [$26.00] per share for 159.2mm remaining shares
  - Blackstone pro forma equity ownership of 100%
- Blackstone refinances and closes $1,155mm TL B facility
- Tallgrass issues $700mm Term Loan B at L+300bps
  - 99.0 OID, 2.00% issuance fees
- Dividend profile based on 5% annual growth profile consistent with Prairie 1.0 DPS forecast
- Assumes Senior Notes issuance of $750mm with an interest rate of 7.00% in 2021 and 2023, with proceeds used to pay down revolver
- $10mm in transaction costs; $21mm in financing fees

Sources and Uses

Sources & Uses

Transaction Sources	($mm)	(%)
Incremental Equity	$4,600	86%
New OpCo Term Loan	700	13
HoldCo DSRA	55	1
Total Sources	**$5,355**	**100%**

Transaction Uses	($mm)	(%)
Purchase of 56.2% of TGE Equity	$4,139	77%
Refinance of HoldCo Term Loan	1,155	22
OpCo DSRA	30	1
Financing Fees (OID, Issuance Fees)	21	0
Transaction Costs	10	0
Total Uses	**$5,355**	**100%**

Sensitivity Analysis

Purchase Price	Implied Premium[4]	Equity Requirement	Debt / Capitalization
$24.00	(0.2%)	$4,282	44.5%
25.00	4.0	4,441	43.5
26.00	8.1	4,600	42.5
27.00	12.3	4,760	41.6
28.00	16.4	4,919	40.7

Pro Forma Capitalization

(at 1/1/2019)

TGE

($mm)	SA	Adj.	PF
Proportionate REX Debt	$1,519	--	$1,519
Total Proportionate Subsidiary Debt	**$1,519**		**$1,519**
TGE Revolving Credit Facility	1,224	--	1,224
TGE Term Loan B	--	700	700
Total Secured Debt	**$1,224**		**$1,924**
4.750% Senior Notes Due 2023	500	--	500
5.500% Senior Notes Due 2024	750	--	750
5.500% Senior Notes Due 2028	750	--	750
Total Debt	**$4,743**		**$5,443**
Debt Service Reserve Account	0	(30)	(30)
Cash & Cash Equivalents	(10)	--	(10)
Net Debt	**$4,733**		**$5,403**
Common Equity (Market Value)[3]	6,813	552	7,366
Total Capitalization	**$11,556**		**$12,808**

HoldCo

	SA	Adj.	PF
New Term Loan	1,155	(1,155)	--
HoldCo Total Debt	**$1,155**		**$0**
HoldCo Equity	2,236	4,600	6,836
HoldCo Capitalization	**$3,391**		**$6,836**
Credit Stats			
TGE Total Debt	**$4,743**		**$5,443**
2018E EBITDA	*$990*		*$990*
2018E RR EBITDA[2]	*1,027*		*1,027*
2019E EBITDA	*1,069*		*1,069*
Total Debt / 2018E EBITDA	*4.8x*		*5.5x*
Total Debt / 2019E EBITDA	*4.4*		*5.1*
Total Debt / Total Capitalization	*41.0%*		*42.5%*
HoldCo Total Debt	**$1,155**		**$0**
Debt Service Reserve Account	(55)	55	0
HoldCo Net Debt	**$1,100**		**$0**
Q4 2018 Annualized Distribution	*$258*		*$0*
2018E Distributions	*250*		*0*
2019E Distributions	*259*		*0*
HoldCo Net Debt / Q4 2018E Annualized Distribution	*4.3x*		*0.0x*
HoldCo Net Debt / 2018E EBITDA	*4.4*		*0.0*
HoldCo Net Debt / 2019E EBITDA	*4.2*		*0.0*
2019E Interest Coverage	*2.8*		*NA*
Total Debt / Total Capitalization	*34.1%*		*0.0%*
HoldCo Consolidated Debt (Proportionate TGE + HoldCo)	**$3,232**		**$5,443**
2018E EBITDA @ HoldCo Share	*$434*		*$990*
2018E Run-Rate EBITDA @ HoldCo Share[2]	*450*		*1,027*
2019E EBITDA @ HoldCo Share	*468*		*1,069*
Total Debt / 2018E EBITDA	*7.5x*		*5.5x*
Total Debt / 2018E Run-Rate EBITDA[2]	*7.2*		*5.3*
Total Debt / 2019E EBITDA	*6.9*		*5.1*
Total Debt / Total Capitalization	*46.4%*		*42.5%*

Note: "Blackstone" includes investor group including GIC and other LPs.
Source: Blackstone forecast, Company filings, Citi estimates, Wall Street Research, and FactSet. Market Data as of 3/15/2019.
(1) Total proportional leverage includes REX debt and REX EBITDA @ share. Distributions to sponsor restricted in 2019 to avoid tripping incurrence tests.
(2) Run-rate EBITDA includes $58mm of EBITDA adjustments to reflect full year impact of 2018 acquisitions and ramp of GP&T and Cheyenne Connector.
(3) Pro forma market value of equity rebased to new purchase price of $26 / share.
(4) Based on current TGE price of $24.05 as of 3/15/2019.

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TGE Standalone Projections ($mm) 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E REX EBITDA @ Share $555 $490 $467 $461 $461 $425 $397 PXP EBITDA 309 291 283 283 280 282 284 Natural Gas Pipeline EBITDA 79 90 90 90 90 90 90 G, P & T EBITDA 136 167 167 167 167 167 167 Seahorse EBITDA 0 0 0 0 0 0 0 Other Grow th / Acquisitions EBITDA 0 56 125 193 262 330 399 KMI JV Incremental EBITDA 0 0 0 0 0 0 0 Corporate G&A (10) (10) (11) (11) (11) (12) (12) Total EBITDA $990 $1,069 $1,084 $1,121 $1,183 $1,249 $1,283 $1,324 YoY Grow th — 8.0% 1.4% 3.4% 5.5% 5.5% 2.7% 3.2% (Less): Maintenance Capex ($22) ($32) ($35) ($36) ($36) ($36) ($40) ($43) (Less): Interest Expense (161) (229) (252) (305) (305) (356) (357) (378) (Less): OpCo Term Loan Mandatory Amortization 0 (7) (7) (7) (7) (7) (7) (7) (Less): REX DCF Adj. @ Share (120) (96) (105) (105) (105) (105) (105) (105) Cash Available for Dividends $687 $705 $685 $668 $731 $744 $775 $792 Coverage (x) 1.20x 1.19x 1.10x 1.02x 1.07x 1.03x 1.03x 1.00x Coverage ($) $116 $113 $64 $16 $45 $25 $19 ($1) Total Dividends Paid $571 $592 $622 $653 $685 $720 $755 $793 YoY Grow th — 3.6% 5.0% 5.0% 5.0% 5.0% 5.0% 5.0% Grow th Capex $405 $544 $455 $461 $400 $400 $400 $400 REX Debt @ Share 1,519 1,519 1,519 1,519 1,519 1,519 1,519 1,519 Revolver Balance 1,224 1,655 2,047 1,742 2,096 1,722 2,102 2,504 Term Loan B 700 693 686 679 672 665 658 651 TGE Debt (End of Period) 3,924 4,348 4,733 5,171 5,518 5,887 6,260 6,655 Total Proportionate TGE Debt (End of Period)(1) 5,443 5,867 6,251 6,690 7,037 7,405 7,779 8,173 Total Proportionate Debt / EBITDA(1) 5.5x 5.5x 5.8x 6.0x 5.9x 5.9x 6.1x 6.2x Covenant Calculations TGE 2024 Notes Metric FCCR 1.75x 5.40x 4.25x 3.89x 3.33x 3.54x 3.21x 3.30x 3.23x TGE Revolving Credit Facility Max Senior Secured Leverage Ratio(2) 3.75x 2.21x 2.41x 2.79x 2.38x 2.57x 2.09x 2.34x 2.59x Max Total Leverage Ratio(2) 5.50 4.51 4.47 4.84 5.09 5.12 5.15 5.32 5.46 Min. Interest Coverage Ratio(2) 2.50 5.40 4.25 3.89 3.33 3.54 3.21 3.30 3.23 Source: Blackstone forecast. 2018E projections include pro forma transaction entry balances. Market data as of 3/15/2019. (1) Includes proportionate REX debt and EBITDA. 13 (2) Max Senior Leverage Ratio calculated as Secured Debt / Deconsolidated EBITDA. Max Total Leverage Ratio calculated as TGE Debt / Deconsolidated EBITDA (TGE EBITDA plus REX Distributions). Min. Interest Coverage Ratio calculated as Deconsolidated EBITDA / Cash Interest Expense. Deconsolidated EBITDA is Proportionate EBITDA less REX DCF.

Appendix

Midstream Trading Levels

Yield-to-Worst *(Since 9/30/18)*



8.5%
7.5%
6.5%
5.5%
4.5%
Yield-to-Worst (%)
$80
$60
$40
WTI Crude Price ($)
6.448%
$58.52
5.366%
5.121%
Sep-18
Oct-18
Nov-18
Dec-18
Jan-19
Feb-19
Mar-19
Tallgrass 5.500% due 2028
Citi HY Index
Midstream HY Index
WTI Crude

Effective Spread *(Since 9/30/18)*



550 bps
500 bps
450 bps
400 bps
350 bps
300 bps
Effective Spread (bps)
472 bps
443 bps
441 bps
437 bps
Sep-18
Oct-18
Nov-18
Dec-18
Jan-19
Feb-19
Mar-19
Prairie TLB
Equitrans TLB
Stetson TLB
B Loans

High Yield *($mm)*

					Ratings		March 18, 2019			
Issue Date	Issuer	Issue	Amount ($MM)	Maturity	Corp	Issue	Price	YTW	(yr)	STW[1]
Jun-2008	Rockies Express Pipeline	7.500% Sr Nts	$250	Jul-2038	Ba1 / BBB- / BBB- (F)	Ba1 / BBB- / BBB- (F)	112.625	6.355%	(38)	356 bps
Mar-2010	Rockies Express Pipeline	6.875% Sr Nts	$500	Apr-2040	Ba1 / BBB- / BBB- (F)	Ba1 / BBB- / BBB- (F)	106.125	6.343%	(40)	351 bps
Aug-2016	Tallgrass Energy LP	5.500% Sr Nts	$750	Sep-2024	Ba2 / BB+ / BBB- (F)	Ba3 / BB+ / BBB- (F)	102.250	4.791%	(22)	238 bps
Sep-2017	Tallgrass Energy LP	5.500% Sr Nts	$750	Jan-2028	Ba2 / BB+ / BBB- (F)	Ba3 / BB+ / BBB- (F)	100.750	5.366%	(26)	287 bps
Nov-2014	Blue Racer Midstream	6.125% Sr Nts	$850	Nov-2022	B1 / B+ / BB- (F)	B2 / B / BB- (F)	101.000	5.478%	(20)	301 bps
Jun-2018	Blue Racer Midstream	6.625% Sr Nts	$300	Jul-2026	B1 / B+ / BB- (F)	B2 / B / BB- (F)	100.750	6.453%	(24)	402 bps
Nov-2015	Enable Midstream Partners	3.900% Sr Nts	$600	May-2024	Baa3 / BBB- / BBB- (F)	Baa3 / BBB- / BBB- (F)	97.750	4.392%	(24)	197 bps
Mar-2017	Enable Midstream Partners	4.400% Sr Nts	$700	Mar-2027	Baa3 / BBB- / BBB- (F)	Baa3 / BBB- / BBB- (F)	96.750	4.896%	(27)	236 bps
May-2018	Enable Midstream Partners	4.950% Sr Nts	$800	May-2028	Baa3 / BBB- / BBB- (F)	Baa3 / BBB- / BBB- (F)	100.125	4.932%	(28)	235 bps
Mar-2014	Enlink Midstream Partners	4.400% Sr Nts	$550	Apr-2024	Ba1 / BB+ / BBB- (F)	Ba1 / BB+ / BBB- (F)	98.250	4.795%	(24)	238 bps
May-2015	Enlink Midstream Partners	4.150% Sr Nts	$750	Jun-2025	Ba1 / BB+ / BBB- (F)	Ba1 / BB+ / BBB- (F)	95.750	4.954%	(25)	248 bps
Jul-2016	Enlink Midstream Partners	4.850% Sr Nts	$500	Jul-2026	Ba1 / BB+ / BBB- (F)	Ba1 / BB+ / BBB- (F)	98.250	5.139%	(26)	262 bps
Jun-2018	EQM Midstream	4.750% Sr Nts	$1,100	Jul-2023	Ba1 / BBB- / BBB- (F)	Ba1 / BBB- / BBB- (F)	101.625	4.325%	(23)	191 bps
Jul-2014	EQM Midstream	4.000% Sr Nts	$500	Aug-2024	Ba1 / BBB- / BBB- (F)	Ba1 / BBB- / BBB- (F)	97.000	4.637%	(24)	220 bps
Nov-2016	EQM Midstream	4.125% Sr Nts	$500	Dec-2026	Ba1 / BBB- / BBB- (F)	Ba1 / BBB- / BBB- (F)	92.125	5.387%	(26)	286 bps
Jun-2018	EQM Midstream	5.500% Sr Nts	$850	Jul-2028	Ba1 / BBB- / BBB- (F)	Ba1 / BBB- / BBB- (F)	99.125	5.621%	(28)	304 bps

Source: Citi Trading Desk, TRACE, Advantage Data.
(1) Spread to worst based on interpolated U.S. Treasury curve.

Leveraged Loans *($mm)*

						Rating		March 18, 2019			
Issue Date	Borrower	Facility	Amount	Coupon	Maturity	Corp.	Facility	Price (%)	Eff. Yld (%)	Eff. Sprd (bps)	Swap Yld (%)[1]
Mar-2019	Prairie ECI Acquiror LP	Term Loan B	$1,155	L+475	Mar 2026	B1 / B+ / BB- (F)	B1 / B+ / BB- (F)	100.125	7.356%	472 bps	7.197%
	HoldCo										
Apr-2018	Bronco Midstream	Term Loan B	$299	L+350	Aug 2023	Ba2 / B+	Ba2 / BB-	99.125	6.359%	373 bps	6.160%
Dec-2018	Equitrans Midstream	Term Loan B	$600	L+450	Dec 2023	Ba3 / BB	Ba3 / BB	100.375	7.040%	441 bps	6.844%
Oct-2018	Northriver Midstream (Grizzly)	Term Loan B	$1,000	L+325	Oct 2025	Ba3 / BB+	Ba3 / BB+	99.875	5.907%	327 bps	5.735%
Jul-2018	Stetson Midstream	Term Loan B	$1,000	L+425	Jul 2025	Ba3 / B+	Ba3 / B+	99.125	7.060%	443 bps	6.886%
	JV										
Sep 2017	BCP Renaissance Parent	Term Loan B	$1,255	L+350	Sep 2024	B1 / B+	B1 / B+	99.625	6.213%	358 bps	6.026%
Mar 2013	EMG Utica	Term Loan B	$210	L+375	May 2020	B1 / B	B1 / B+	99.500	6.899%	427 bps	6.870%
Sep 2017	Traverse Midstream Partners	Term Loan B	$1,435	L+400	Sep 2024	B2 / B+	B2 / B+	99.750	6.685%	405 bps	6.497%
Oct 2017	Utopia Pipeline	Term Loan B	$225	L+425	Feb 2024	-- / --	Ba3 / BB-			*Thinly Traded*	
	Permian										
Oct 2018	CapRock Midstream	Term Loan B	$690	L+475	Oct 2025	B2 / B	B2 / B	96.125	8.131%	550 bps	7.963%
May 2018	Bison Midstream	Term Loan B	$900	L+400	May 2025	B2 / B	B2 / B	95.375	7.564%	493 bps	7.383%
Jun 2017	EagleClaw Midstream	Term Loan B	$1,250	L+425	Jun 2024	B3 / B	B3 / B	95.500	7.933%	530 bps	7.736%
Feb 2018	Lucid Energy Group	Term Loan B	$950	L+300	Feb 2025	B2 / B	B2 / B	94.000	6.864%	423 bps	6.675%
Nov 2017	Medallion Midstream	Term Loan B	$700	L+325	Oct 2024	B2 / B	B2 / B+	97.750	6.359%	373 bps	6.169%
Dec 2017	Navitas Midstream	Term Loan B	$350	L+450	Dec 2024	B3 / B	B3 / B+	94.625	8.304%	567 bps	8.115%
Feb 2018	Oryx Southern Delaware	Term Loan B	$800	L+325	Feb 2025	B2 / B+	B2 / B+	97.500	6.383%	375 bps	6.199%
	Other										
Dec 2017	Glass Mountain	Term Loan B	$300	L+450	Dec 2024	B3 / B	B3 / B	97.125	7.769%	514 bps	7.583%
Aug 2017	Limetree Bay Terminals	Term Loan B	$462	L+400	Feb 2024	-- / --	B1 / BB-	96.000	7.635%	500 bps	7.436%
Jan 2018	Woodford Express	Term Loan B	$364	L+500	Jan 2025	B2 / B	B2 / B+	96.625	8.380%	575 bps	8.195%

(1) Based on applicable swap rates.
Source: Citi Trading Desk, Markit.

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